Exhibit 10.19

            FIRST AMENDMENT made as of the 10 day of April, 2001 to the Employment Agreement between Golden Books Family Entertainment, Inc., a Delaware corporation, with its principal United States office at 888 Seventh Ave., New York, New York 10106 (the "Company"), and Richard E. Snyder, residing at Linden Farm, 34 Boutonville Road, Cross River, New York 10518 (the "Executive"), dated as of January 27, 2000 (the "Employment Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

            WHEREAS, the Company and the Executive now desire to amend the Employment Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Section 5(a)(i)(B) of the Employment Agreement is amended, effective as of the date hereof, in its entirety to read as follows:

            (B) If the Date of Termination is prior to May 8, 2001, the amount equal to the product of (1) three and (2) the sum of the Executive's Annual Base Salary and the Earned Bonus, or if the Date of Termination is on or after May 8, 2001, the amount equal to the product of (a) two and (b) the sum of the Executive's Annual Base Salary and the Earned Bonus; provided, however, that in the event the Company executes an agreement prior to May 8, 2001 which, if consummated, would result in a Change of Control, and a Change of Control subsequently occurs either pursuant to such agreement or otherwise, the Date of Termination shall, for purposes of this
            Section 5(a)(i)(B) be deemed to occur prior to May 8, 2001; and

            2. Section 5(a)(i)(C) of the Employment Agreement is amended, effective as of the date hereof, by the deletion of the first sentence thereof and the substitution of the following sentence in lieu thereof:

            (C) an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those most favorable to the Executive in effect under the Company's qualified defined benefit retirement plan (the "Retirement Plan") at any time during the 120 days immediately prior to a Change of Control) under the Retirement Plan, and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for (I) if the Date of Termination is prior to May 8, 2001, three years after the Date of Termination, (II) if the Date of Termination is on or after May 8, 2001, two years after the Date of Termination, or (III) if the
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            Company executes an agreement prior to May 8, 2001 which, if consummated, would result in a Change of Control, and a Change of Control subsequently occurs either pursuant to such agreement or otherwise and the Date of Termination is on or after May 8, 2001, three years after the Date of Termination, and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination.

            3. Section 5(a)(iii) of the Employment Agreement is amended, effective as of the date hereof, by the deletion of the first sentence thereof and the substitution of the following sentence in lieu thereof:

            (A) If the Date of Termination is prior to May 8, 2001, for three years after the Executive's Date of Termination, (B) if the Date of Termination is on or after May 8, 2001, for two years after the Executive's Date of Termination, or (C) if the Company executes an agreement prior to May 8, 2001 which, if consummated, would result in a Change of Control, and a Change of Control subsequently occurs either pursuant to such agreement or otherwise and the Date of Termination is on or after May 8, 2001, for three years after the Executive's Date of Termination, provided, however, that, in all cases, for such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(vii) of this Agreement if the Executive's employment had not been terminated; further, provided, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated.

            4. Section 5(a)(iv) of the Employment Agreement is amended, effective as of the date hereof, in its entirety to read as follows:

            (iv) (A) If the Date of Termination is prior to May 8, 2001, for three years after the Executive's Date of Termination, (B) if the Date of Termination is on or after May 8, 2001, for two years after the Executive's Date of Termination, or (C) if the Company executes an agreement prior to May 8, 2001 which, if consummated, would result in a Change of Control, and a Change of Control subsequently occurs either pursuant to such agreement or otherwise, and the Date of Termination is on or after May 8, 2001, for three years after the Executive's Date of Termination, the Company shall continue to provide the Executive with Fringe Benefits; and

            5. As amended by this First Amendment, the Employment Agreement shall remain in full force and effect.


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      IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the date first above written.


                                                               RICHARD E. SNYDER

                                                       -------------------------

                                        GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                                       -------------------------


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